UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2010

INOVA TECHNOLOGY, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(Address of principal executive offices)(Zip Code)

800-757-9808
(Registrant's Telephone Number, Including Area Code)

Inova achieves record Revenue and EBITDA for Quarter ending July 2010

Santa Monica, CA October 25, 2010. Inova Technology (“INVA”) has released its 10Q for the quarter ending July 2010.

EBITDA for the quarter ending July 31, 2010 was $770,231.

Net revenues increased from $4,934,674 in the three-month period ending July 31, 2009 to $7,868,228 for the three-month period ending July 31, 2010.

Inova’s network solutions business, Desert Communications, has successfully installed several projects in Texas schools during the quarter while continuing to building its backlog. Inova’s RFID business, Trakkers, provided lead retrieval and scanning solutions to several trade shows during the quarter as well as booking new events.

“We are very excited about the fact that we achieved record revenue and EBITDA for the July 2010 quarter in this challenging business environment. The management and employees of our two main subsidiaries have been successfully executing our expansion plans”, said CEO, Mr. Adam Radly.

Following end of year results Inova announced a stock dividend. The record date for the stock dividend is October 30, 2010.

Item 8.01 Other events

Inova Technology announces record earnings and stock dividend

Item 9.01 Financial Statements and Exhibits

(b)   Exhibits*.

Exhibit No.	Item

99.1	Press Release

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: November 4, 2010	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer